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                                                                   Exhibit 10.23


                        AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment is made effective as of February 28, 2002, to that certain Employment Agreement by and between PhoneTel Technologies, Inc. (the "Corporation") and John D. Chichester (the "Executive") as of April 1, 2000 (the "Agreement").

In consideration of the continued employment of the Executive pursuant to the Employment Agreement and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Corporation and the Executive hereby agree as follows:

1. DEFINED TERMS. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given them in the Agreement.

2. EXTENDED TERM. Section 2 of the Agreement is hereby amended to replace the one-year Extended Term with successive ninety (90)-day renewal terms which shall commence upon the expiration of the Initial Term and each renewal term, unless the Executive is notified by the Board at least thirty (30) days prior to the expiration of the Initial Term or renewal term then in effect that the Agreement shall not be further extended. References in the Agreement to the "Extended Term" are intended, and shall be construed as, a reference to any ninety
(90)-day renewal term then in effect.

3. 2002 BONUS. Section 4(b) of the Agreement shall not apply during the Extended Term. Effective April 1, 2002, the Executive shall be eligible to earn a cash bonus based upon the financial performance of the Corporation (the "Incentive Bonus"), which shall be calculated as set forth in this paragraph. The Incentive Bonus shall be an amount equal to (A) the Bonus Percentage set forth in the table below corresponding to the Corporation's financial performance, as measured by a comparison of actual EBITDA (cumulative for the period beginning April 1, 2002 through the date on which the Incentive Bonus is calculated) to projected EBITDA (cumulative) for the same period, multiplied by (B) the maximum Incentive Bonus amount prorated for the number of months elapsed between April 1, 2002 and the expiration or other termination of the Employment Agreement (other than for cause). The Incentive Bonus shall be calculated on the earlier to occur of the expiration or other termination of the Employment Agreement (other than for cause) or March 31, 2003, and shall be due and payable promptly to the Executive promptly upon such calculation being completed. The maximum amount of the Incentive Bonus that may be earned is $100,000 if the Employment Agreement were to continue for four Extended Terms through March 31, 2003. No Incentive Bonus shall be payable to the Executive in the event his employment by the Corporation is terminated for cause.

      PERCENTAGE OF PROJECTED
         EBITDA ACHIEVED                                  BONUS PERCENTAGE

         Less than 80%                                          0%
         80.0% to 84.9%                                         80%
         85.0% to 89.9%                                         85%
         90.0% to 94.9%                                         90%
         95.0% to 99.9%                                         95%
         100% or higher                                        100%

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4. The Corporation's projected EBITDA for the months April 2002 through December
2002 are set forth in Exhibit A hereto.

5. TERMINATION WITHOUT CAUSE. Section 6(e) of the Agreement is hereby amended as follows:

      a. In the first sentence of the first paragraph, the words "three (3) months" are hereby deleted and replaced with the words "thirty (30) days."

      b. The second paragraph is hereby deleted in its entirety and replaced with the following:

      In the event the Corporation terminates the Executive without cause during the Extended Term, the amount of the severance payment shall be equal to the Executive's salary for the remaining months in the Extended Term (the "Extended Term Severance Payment"). The amount of the Extended Term Severance Payment shall additionally be increased by a factor of twenty percent (20%) to account for the Executive's loss of benefits. The Executive shall also be entitled to receive the Incentive Bonus pursuant to Section 3 of this Amendment upon such a termination.

6. TERMINATION UPON TRIGGER EVENT. Section 6(f) of the Agreement is hereby amended as follows: The reference in the second paragraph to "a remaining period of not less than one (1) year" is hereby deleted and replaced with the words "a remaining period of not less than ninety (90) days."

7. OTHER TERMS CONTINUE. The Agreement shall continue in full force and effect according to its terms except as expressly modified and amended in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year firstset forth above.

PHONETEL TECHNOLOGIES, INC.

By: /s/ Kevin Schottlaender                      By: /s/ John D. Chichester
   ----------------------------------------         ---------------------------
         Kevin Schottlaender                         John D. Chichester
         Chairman, Compensation Committee
         of the Board of Directors



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